EXHIBIT 10.2

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
STOCK OPTION GRANT AGREEMENT
(NONSTATUTORY STOCK OPTION)
2011 OMNIBUS INCENTIVE PLAN

Valeant Pharmaceuticals International, Inc. (the “Company”), pursuant to its 2011 Omnibus Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of Common Shares set forth below (the “Award”).  This Award is subject to all of the terms and conditions as set forth herein (the “Agreement”) and in the Plan, which is incorporated herein in its entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  In the event of any conflict between the terms in the Agreement and the Plan, the terms of the Plan shall control.  For the avoidance of doubt, any terms contained in the Agreement but are not in the Plan shall not constitute a conflict and such terms in the Agreement shall control.

Optionholder:
Equity Grant Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):	$
Total Exercise Price:	$
Expiration Date:

Type of Grant:                                          ☒  Nonstatutory Stock Option

Exercise Schedule:                 Same as Vesting Schedule

Vesting Schedule:                     The option subject to this Award shall vest in accordance with the following vesting schedule, provided that Optionholder’s employment shall continue until each vesting date:

• 1/4th of the shares vest on the first anniversary of the Equity Grant Date.

• 1/4th of the shares vest on the second anniversary of the Equity Grant Date.

• 1/4th of the shares vest on the third anniversary of the Equity Grant Date.

• 1/4th of the shares vest on the fourth anniversary of the Equity Grant Date.

Payment:                                                                     By one or a combination of the following methods of payment (described in the Stock Option Agreement):

☒                                 Cash or check

☒                                 Bank draft or money order payable to the Company

☒                                 Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded

☒                                 Delivery of already-owned shares if the shares are publicly traded

☒                                 Net exercise

The details of your option are as follows:

1.                                      VESTING.

(a)                                  In General.  Subject to the provisions of the Plan and the limitations contained herein, your option will vest as provided above, provided that vesting will cease upon the termination of your employment, and unvested options will be forfeited (and, in the case of termination for Cause, your vested options will also be forfeited).

(b)                                  Vesting Acceleration.  Notwithstanding the foregoing and any other provisions of the Plan to the contrary, in the event that (i) your employment is terminated (x) by the Company without Cause or (y) by you for Good Reason, in either case within twelve (12) months following a Change of Control, then any option that was not cancelled in connection with such Change of Control in exchange for a cash payment will vest on the date of your termination of employment or (ii) your employment is terminated by the Company due to your death, then the vesting and exercisability of 100% of the then unvested Common Shares subject to your option shall be accelerated in full.

2.                                      NUMBER OF SHARES AND EXERCISE PRICE.  The number of Common Shares subject to your option and your exercise price per share referenced above may be adjusted from time to time for capital adjustments.

3.                                      METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price of your option in cash or by check or in any other manner permitted above, which may include one or more of the following:

(a)                                  Bank draft or money order payable to the Company.

(b)                                  Provided that at the time of exercise the Common Shares are publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(c)                                  Provided that at the time of exercise the Common Shares are publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned Common Shares either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Market Price on the date of exercise.  “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such Common Shares in a form approved by the Company.  Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Shares to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(d)                                  By a “net exercise” arrangement pursuant to which the Company will reduce the number of Common Shares issued upon exercise of your option by the largest whole number of Common Shares with a Market Price that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Common Shares to be issued; provided further, however, that Common Shares will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (i) Common Shares are used to pay the exercise price pursuant to the “net exercise,” (ii) Common Shares are delivered to you as a result of such exercise, and (iii) Common Shares are withheld to satisfy tax withholding obligations.

4.                                      WHOLE SHARES.  You may exercise your option only for whole Common Shares.

5.                                      SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Common Shares issuable upon such exercise are then registered under the Securities Act of 1934 as amended (the “Securities Act”) or, if such Common Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.                                      TERM.  You may not exercise your option before it becomes vested and exercisable or after the expiration of its term.  The term of your option commences on the Equity Grant Date and, except as provided otherwise in Section 7(a) of the Plan, expires upon the earliest of the following:

(a)                                  the Expiration Date indicated above;

(b)                                  your termination of employment, in the event your employment is terminated for Cause;

(c)                                  the Expiration Date indicated above, in the event your employment is terminated due to your death; or

(d)                                  three (3) months after your termination of employment, in the event your employment is terminated for any reason other than for Cause or because of your death; provided, however, that (i) if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 5, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after termination of your employment; or (ii) if your employment is terminated within twelve (12) months following a Change of Control (x) by the Company without Cause or (y) by you for Good Reason and your option was not cancelled in connection with such Change of Control in exchange for a cash payment, twelve (12) months following your termination of employment.

7.                                      EXERCISE.  You may exercise the vested portion of your option during its term by delivering a notice (in a form designated by the Company) together with the exercise price to the Company’s Plan administrator, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

8.                                      TRANSFERABILITY.

(a)                                  Restrictions on Transfer.  Your option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Company’s Board of Directors (the “Board”) may, in its sole discretion, permit you to transfer your option in a manner consistent with applicable tax and securities laws upon your request.

(b)                                  Domestic Relations Orders.  Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order.

(c)                                  Beneficiary Designation.  Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9.                                      CHANGE OF CONTROL.  Upon the occurrence of a Change of Control, at the election of the Company, your option shall either be (i) cancelled in exchange for a cash payment based in the case of any merger transaction on the price received by shareholders in the transaction constituting the Change of Control or in the case of any other event that constitutes a Change of Control, the Market Price of a share on the date such Change of Control occurs (minus the applicable exercise price per share) or (ii) converted into options in respect of the common stock of the acquiring entity (in a merger or otherwise) on the basis of the relative values of such stock and the shares at the time of the Change of Control; provided that clause (ii) shall only be applicable if the common stock of the acquiring entity is publicly traded on an established securities market on the date on which such Change of Control is effected.

10.                               OPTION NOT A SERVICE CONTRACT.  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment.  In addition, nothing in your option shall obligate the Company, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an employee for the Company.

11.                               WITHHOLDING OBLIGATIONS.

(a)                                  At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the exercise of your option.

(b)                                  Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your option a number of whole Common Shares having a Market Price, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).  Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

12.                               NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon your receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the mail, postage prepaid, addressed to you at the last address you provided to the Company.

13.                               HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14.                               AMENDMENT.  Nothing in this Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to Section 4 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your option.  Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

15.                               MISCELLANEOUS.

(a)                                  The rights and obligations of the Company under your option shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(c)                                  You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option and fully understand all provisions of your option.

(d)                                  This Agreement will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                                  All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

16.                               GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.  The Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries or other similar terms used when calculating the employee’s benefits under any employee benefit plan sponsored by the Company except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify or terminate any of the Company’s employee benefit plans.

18.                               CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada.

19.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.